FS Energy and Power Fund 8-K

Exhibit 10.1

FIRST AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of August 18, 2014 to the Committed Facility Agreement dated as of December 11, 2013 between BNP Paribas Prime Brokerage, Inc., on behalf of itself and as agent for the BNPP Entities (“BNPP PB, Inc.”) and Berwyn Funding LLC (“Customer”).

WHEREAS, BNPP PB, Inc. and Customer previously entered into a Committed Facility Agreement dated as of December 11, 2013 (as amended from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to increase the Maximum Commitment Financing (as defined in the Agreement) and amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.	Amendment to Section 1 of the Agreement (‘Definitions’)

(a) The definition of “Maximum Commitment Financing” in Section 1 of the Agreement is hereby amended by replacing the number “200,000,000” currently appearing therein with the number “300,000,000”.

(b) The following definitions are hereby added to Section 1 of the Agreement in alphabetical order:

(i) “Funding Event” means on any day, (the “Rating Decline Date of Determination”) BNP Paribas’ long-term credit rating has declined to a level three or more notches below its highest rating by any of Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc. or Fitch Ratings, Ltd. during the period beginning on and including the Closing Date and ending on and including the Rating Decline Date of Determination.

(ii) “Notice Date” means the day on which BNPP PB delivers the Facility Modification Notice.

2.	Amendment to Section 6

Section 6 of the Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding the foregoing or anything to the contrary herein, if a Funding Event has occurred, then upon delivery of a Facility Modification Notice the Outstanding Debit Financing which, for the avoidance of doubt, would otherwise have been subject to the commitment described in the Agreement, shall be due and payable immediately upon demand by BNPP PB, Inc. on any day on or after the 29th calendar day following the Notice Date; provided that, if such 29th calendar day is not a Business Day, then such Outstanding Debit Financing shall be due and payable immediately upon demand by BNPP PB on any day on or after the Business Day immediately preceding such 29th calendar day.”

3.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment, in each case, however, except for any representation that refers to a specific date, as to which each party represents to the other party that such representation is true and accurate as of such specific date and is deemed to be given or repeated by each party, as the case may be, as of such specific date.

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4.	Miscellaneous

	(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

	(b)	Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

	(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

	(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

	(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(Signature page follows)

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IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE, INC.		BERWYN FUNDING LLC

/s/ Raphael Masgnaux		/s/ Gerald F. Stahlecker

Name:	Raphael Masqnaux	Name:	Gerald F. Stahlecker
Title:	Managing Director	Title:	Executive Vice President

/s/ Edward Speal
Name:	Edward Speal
Title:

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